Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

_______________

DECORATOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1001433
(State of Incorporation)	(I.R.S. Employer Identification No.)

10011 Pines Blvd., Pembroke Pines, Florida	33024
(Address of principal executive offices)	(Zip Code)

_________________

DECORATOR INDUSTRIES, INC.

2006 Incentive Stock Option Plan

(Full title of the plan)

__________________

Michael K. Solomon, Secretary

Decorator Industries, Inc.

10011 Pines Boulevard

Pembroke Pines, Florida  33024

(Name and address of agent for service)

(954) 436-8909

(Telephone number, including area code, of agent for service)

____________________

Copy to:

Michael M. Lyons, Esq.

Buchanan Ingersoll & Rooney PC

20th Floor, One Oxford Centre

Pittsburgh, Pennsylvania 15219

____________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share*	Proposed maximum aggregate offering price*	Amount of registration fee
Common Stock, $.20 par value	250,000 shs.	$8.77	$2,192,500	$235

*Estimated solely for the purpose of computing the registration fee, based on the average of the high and low prices on October 16, 2006.

[The Prospectus included herein (i) is a combined prospectus under Rule 429, relating also to Registration Statement Nos. 33-47895 and 333-89173, and (ii) contains the Form S-3 information required by General Instruction Cl for Form S-8 in order for affiliates to use the Prospectus in reoffering or reselling stock acquired by them pursuant to this Registration Statement, Registration Statement No. 33-47895 or Registration Statement No. 333-89173]

CROSS REFERENCE SHEET

(Form S-3)

Item Number and Caption	Prospectus Caption or Location
1. Forepart of the Registration Statement and Outside Front Cover Page of Prospectus	Outside front cover page
2. Inside Front and Outside Back Cover Pages of Prospectus	Available Information, Documents Incorporated Herein By Reference, outside back cover page
3. Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges	Not Applicable
4. Use of Proceeds	Not Applicable
5. Determination of Offering Price	Not Applicable
6. Dilution	Not Applicable
7. Selling Security Holders	Selling Securityholders
8. Plan of Distribution	Outside front cover page
9. Description of Securities to be Registered	Description of Capital Stock
10. Interests of Named Experts and Counsel	Legal Matters
11. Material Changes	Not Applicable
12. Incorporation of Certain Information by Reference	Documents Incorporated Herein By Reference
13. Disclosure of Commission Position on Indemnification for Securities Act Liabilities	Description of Capital Stock

____________________________________________________________________________________

PROSPECTUS

____________________________________________________________________________________

DECORATOR INDUSTRIES, INC.

Common Stock

($.20 Par Value)

__________

250,000 Shares Offered Under The

2006 INCENTIVE STOCK OPTION PLAN

344,165 Shares Issued or Offered Under The

1995 INCENTIVE STOCK OPTION PLAN

276,220 Shares Issued Under The

1984 INCENTIVE STOCK OPTION PLAN

__________

This Prospectus relates to the offer and sale of shares of Common Stock, $.20 par value per share (the “Common Stock”), of Decorator Industries, Inc. (the “Company”) to certain officers and employees of the Company pursuant to the 2006 Incentive Stock Option Plan (“06 Plan”), the 1995 Incentive Stock Option Plan (“95 Plan”) and the 1984 Incentive Stock Option Plan (“84 Plan”).  Officers who are “affiliates” of the Company (as defined in Rule 405 under the Securities Act of 1933) may use this Prospectus for the reoffer or resale of such shares in brokers’ transactions on the American Stock Exchange, in privately negotiated transactions, or otherwise, and may be deemed to be “underwriters” as defined in the Securities Act of 1933, as amended, with respect to such resales.  The Company will receive none of the proceeds from such resales.

The Common Stock is listed and traded on the American Stock Exchange (Symbol: DII).  The Company’s executive offices are located at 10011 Pines Boulevard, Pembroke Pines, Florida 33024 and its telephone number is (954) 436-8909.

__________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE

SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE

SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY

OF THIS PROSPECTUS.  ANY REPRESENTATION

TO THE CONTRARY IS A CRIMINAL OFFENSE.

_________________________________________________________________

The date of this Prospectus is October ____, 2006

AVAILABLE INFORMATION

Decorator Industries, Inc. (the “Company”) is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The public may read and copy such material at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended, omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. The Registration Statement, including the exhibits filed or incorporated by reference as a part thereof, may be inspected without charge at the public reference facilities of the Commission at 100 F Street, N.E., Washington, D.C. 20549.  Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Further information about the 06 Plan, the 95 Plan and the 84 Plan and their administrators may be obtained by contacting Michael K. Solomon, Vice President and Treasurer of the Company, whose address and telephone number are set forth below.

The Commission maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission, such as the Company.  The address of that site is http://www.sec.gov.

If a copy of the Company’s annual report to stockholders for the last fiscal year was not furnished with this Prospectus, a copy of such report may be obtained, without charge, from the Company upon written or oral request to: Decorator Industries, Inc., Michael K. Solomon, Vice President and Treasurer, 10011 Pines Boulevard, Pembroke Pines, Florida 33024; telephone number (954) 436-8909.  Participants in the 06 Plan or the 95 Plan will receive copies of all reports, proxy statements and other communications distributed to shareholders of the Company.

THE 2006 INCENTIVE STOCK OPTION PLAN

The 06 Plan was adopted by the Board of Directors of the Company on February 28,2006 and approved at the 2006 annual meeting of shareholders.  The 06 Plan will expire at midnight on February 27, 2016 unless earlier terminated by the Board of Directors; however, options granted prior to the expiration of the 06 Plan will remain in effect in accordance with their terms.

The purpose of the 06 Plan is to provide financial incentives for selected key personnel of the Company, thereby promoting the long-term growth and financial success of the Company by (i) attracting and retaining personnel of outstanding ability, (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team, (iii) motivating key personnel to achieve long-range performance goals and objectives and (iv) providing incentive compensation opportunities competitive with those of other corporations.

The 06 Plan is neither qualified under Section 401 of the Internal Revenue Code (the “Code”) nor subject to any provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”).

The following summary of the 06 Plan is qualified in its entirety by reference to the 06 Plan, copies of which have been filed with the Commission and will be furnished to the recipients of stock options.

Administration and Eligibility

The 06 Plan authorizes the granting of stock options to full-time employees who are responsible for the management, growth and protection of the business of the Company.  Optionees are selected by the Board, on the recommendation of the Compensation Committee of the Board (the “Committee”), from among those eligible.  As of the date of this Prospectus, no options had been granted under the 06 Plan.

The Committee is composed of two or more directors of the Company appointed by the Board.  The Committee is authorized, in its discretion but within the parameters set forth in the 06 Plan, to recommend to the Board those officers and employees who shall receive awards, the number of shares to be optioned and the time or times when awards shall be made, except that any awards to the chief executive officer of the Company will be made by the Committee.  The Committee is also authorized to interpret the terms and provisions of the awards.  The Committee’s interpretations of the awards are final and conclusive as to all interested parties.  The Committee has general authority to interpret the 06 Plan and to establish rules and regulations for its administration, subject to the power of the Board to rescind or overrule any action taken by the Committee.  As of the date of this Prospectus, the members of the Committee were Thomas L. Dusthimer (Chairman), Joseph N. Ellis and Ellen Downey.  The Committee serves at the pleasure of the Board.

Stock Option Grants

Up to 250,000 shares of Common Stock may be issued or delivered by the Company under the 06 Plan, which may include newly-issued or treasury shares.  The number and kind of shares that may be issued, the number of shares subject to outstanding options, the exercise (purchase) price per share and other relevant provisions are subject to appropriate adjustment for stock splits, stock dividends, reverse splits, recapitalizations, a merger in which the Company is the surviving corporation or other similar event.  Such adjustment shall be as determined by the Board, whose determination shall be binding on all persons.  Shares of stock subject to an option which for any reason is canceled or terminated without having been exercised in full are again available for awards under the 06 Plan.

Incentive stock options.  Stock options granted under the 06 Plan are intended to be “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”).  The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year, under all plans of the optionee’s employer corporation and its parent and subsidiary corporations, cannot exceed $100,000.  An ISO granted to any employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary must expire no later than five years after the date of grant, and the exercise price must be at least 110% of the fair market value of the stock at the time of grant.  In addition, no ISO may be exercisable more than three months after termination of the optionee’s employment with the Company or with a parent or subsidiary corporation of the Company, except that when such employment is terminated because of permanent and total disability within the meaning of Section 22(e)(3) of the Code (“Permanent Disability”) or death, such period may be one year.

Terms and provisions of stock options. The terms and provisions of stock options are determined by the Board on the recommendation of the Committee, provided that (a) the exercise price must be 100% of the fair market value (as defined) of the stock at the time of grant, as determined by the Committee, (b) the options must expire no later than ten years from the date of grant, (c) the options must comply with the applicable requirements as set forth in “Incentive stock options” above, and (d) the terms and provisions of stock options granted to the chief executive officer of the Company are determined by the Committee.  The terms and provisions of option grants need not be uniform.  Unless otherwise provided in the stock option agreement, such options are exercisable in whole at any time or in part from time to time prior to the expiration of the option, except as provided below.  In the case of death while employed by the Company or within 90 days after the termination of employment, the option may be exercised by the optionee’s legal representative within 12 months after the date of death, but only to the extent the option was exercisable at the time of death.  In the event an optionee’s employment is terminated for any other reason after the optionee shall have been continuously employed by the Company for at least one year after the granting of the option, the option may be exercised within 90 days after such termination, but only to the extent the option was exercisable at the date of such termination.  However, if an optionee’s employment is terminated by reason of disability, or if the optionee becomes disabled within 90 days after the termination of employment, the Board may extend the time within which the option may be exercised, but it may be exercised only to the extent it was exercisable at the date of termination of employment.  Notwithstanding the foregoing, in no event may any option be exercised after its date of expiration.

Stock option agreement.  Each stock option is evidenced by a stock option agreement in such form, not inconsistent with the provisions of the 06 Plan, as the Committee shall prescribe.  Since the terms and provisions of such agreements need not be uniform, each optionee should refer to the stock option agreement for the terms and provisions of his or her option.

Exercise of Stock Options and Disposition of Shares

Manner of exercise.  Stock options may be exercised by giving written notice of exercise to the Company specifying the number of shares to be purchased.  The notice of exercise must be accompanied by payment in full of the exercise price in cash or by check or by delivering to the Company shares of its Common Stock having a fair market value equal to the required purchase price.  If the shares delivered to the Company were originally acquired from the Company, either directly or indirectly, upon the exercise of an option or otherwise, such shares must have been held by the optionee for the requisite period specified in Section 422(a) of the Code.  At the optionee’s election, such shares may be constructively delivered to the Company through “attestation”; that is, the optionee (or the registered securities broker holding the shares on behalf of the optionee) must provide the Company a written statement attesting to the optionee’s ownership of the shares that are intended to be delivered to the Company and to the period the shares have been owned by the optionee.  Upon receipt of such a statement, the Company will treat such shares as constructively exchanged and will issue to the optionee (or the broker, if appropriate) a stock certificate for the number of shares for which the option was exercised, minus the number of shares used to pay for the exercise through the constructive delivery.

The Board, on the recommendation of the Committee, may accept surrender of the right to exercise an option in whole or in part and authorize a payment in consideration therefor of an amount equal to the excess of the fair market value of the shares over the option exercise price, such payment to be in shares of Common Stock valued at their fair market value on the date of surrender of the option, or in cash, or partly in such shares and partly in cash.

Conditions to delivery of shares.  The Company will not be obligated to deliver any shares upon the exercise of an option unless and until, in the opinion of the Company’s counsel, all applicable federal, state and other laws and regulations have been complied with.  If the Common Stock at the time of exercise is listed on any stock exchange, no delivery will be made unless and until the shares to be delivered have been listed or authorized for listing upon official notice of issuance on such exchange.  Nor will delivery be made until all other legal matters in connection with the issuance and delivery of shares have been approved by the Company’s counsel.  In this regard, and without limiting the generality of the foregoing, the Company may require from the optionee or his or her legal representative such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, the securities laws of any state and the regulations thereunder, certificates evidencing the shares may be required to bear a restrictive legend, a stop transfer order may be placed with the transfer agent, and there may be restrictions as to the number of shares that can be resold during a given period of time and the manner of sale.  Optionees or their legal representatives must take any action reasonably requested by the Company in order to effect compliance with all applicable securities laws and regulations and any listing requirements.

Notice of disposition of shares.  Each optionee must promptly notify the Company when any disposition of optioned shares, whether by sale, gift or otherwise, is made by him or her.

Miscellaneous Provisions

Nontransferability.  No stock option awarded under the 06 Plan is transferable by the optionee other than by will or the laws of descent and distribution.  Options are exercisable during the optionee’s lifetime only by the optionee.

Shareholder rights.  An optionee has no rights as a shareholder with respect to any stock covered by his or her option until the issuance of a stock certificate representing such stock.

No right to employment.  Neither the establishment of the 06 Plan nor any action taken by the Company, the Board or the Committee under the 06 Plan, nor any provision of the 06 Plan, shall be construed as giving to any person the right to be retained in the service of the Company.

Consolidation or merger.  In the event of a consolidation or a merger in which the Company is not the surviving corporation, the holder of any then outstanding option shall thereafter be entitled to receive, upon exercise of the option, the same number and kind of shares, securities or other property as he would have received had he exercised the option immediately prior to such merger or consolidation.

Amendments.  The Board may at any time amend the 06 Plan as it deems advisable.  No such amendment, however, may adversely affect any stock option theretofore granted, except to the extent deemed necessary or advisable by the Board to assure that the option qualifies as an ISO under the Code and meets the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.  No amendment may be made, however, unless approved by the shareholders of the Company, which would (a) increase the maximum number of shares of Common Stock available under the 06 Plan (subject to adjustment as explained above), (b) reduce the exercise price of options below the prices provided for in the 06 Plan, (c) extend the period within which options may be granted, (d) extend the term of options beyond ten years from the date of grant or (e) materially modify the designation of the persons or classes of persons eligible to receive awards under the 06 Plan.

THE 1995 INCENTIVE STOCK OPTION PLAN

The 95 Plan was adopted by the Board of Directors of the Company on April 3, 1995 and was approved at the 1995 annual meeting of shareholders.  The 95 Plan expired April 2, 2005 and no further stock options may be granted thereunder.  As of September 22, 2006, options for a total of 243,762 shares of Common Stock (after adjustment for stock splits) were outstanding under the 95 Plan.  These options are described in “Outstanding Options” below and will expire ten years from their respective dates of grant.  The 95 Plan was neither qualified under Section 401 of the Code nor subject to any provisions of ERISA.  As of September 22, 2006, options for 268,070 shares granted under the 95 Plan had been exercised.

Options granted under the 95 Plan were intended to be “incentive stock options” within the meaning of the Code.  See “Certain Federal Income Tax Consequences” below.  The other terms and provisions of the 95 Plan are essentially the same as those of the 06 Plan, which is described above.

THE 1984 INCENTIVE STOCK OPTION PLAN

The 84 Plan was adopted by the Board of Directors of the Company on February 23, 1984 and was approved at the 1984 annual meeting of shareholders.  The 84 Plan expired February 22, 1994.  There are no stock options outstanding under the 84 Plan, and no further stock options may be granted thereunder.  Options for a total of 276,220 shares granted under the 84 Plan were exercised.  The 84 Plan was neither qualified under Section 401 of the Code nor subject to any provisions of ERISA.

Options granted under the 84 Plan were intended to be “incentive stock options” within the meaning of the Code.  See “Certain Federal Income Tax Consequences” below.  The other terms and provisions of the 84 Plan were essentially the same as those of the 06 Plan, which is described above.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

Under the Code as currently in effect, there is no taxable income to an optionee when an ISO is granted to him or when the ISO is exercised.  The excess, however, of the fair market value of the underlying shares on the date of exercise over the option exercise price will be taken into account as an adjustment in determining whether the optionee is subject to the alternative minimum tax under Section 55 of the Code for the year of exercise.  Any such adjustment, however, may be added to the optionee’s tax basis for future alternative minimum tax purposes.  If the optionee does not dispose of the shares within one year of the date on which the shares are transferred to him nor within two years of the date of option grant, any gain realized upon the disposition will be taxable as long-term capital gain.  However, if the optionee does not satisfy the applicable holding period, the excess of the fair market value of the shares on the date of exercise over the option exercise price (but not exceeding the amount by which the sale price of the shares exceeds the option exercise price) will be taxable as ordinary income for the year in which the shares are disposed of.  The Company will be entitled to a corresponding tax deduction for any amounts which are taxable to an optionee as ordinary income.  If at any time an optionee is treated as receiving ordinary income and at that time he or she is employed by the Company or any of its affiliates, the Company may be required to withhold federal income taxes and also may be required to withhold contributions under the Federal Insurance Contributions Act (FICA) from either the source of such ordinary income or other income payable to the optionee.

Because of the complexity of the federal income tax laws and the possibility of changes therein, and because the tax consequences to a particular optionee will at least in part depend upon his or her personal financial situation, optionees are urged to consult their personal tax advisors before exercising their options or reselling shares acquired under the 06 Plan, the 95 Plan or the 84 Plan.  Optionees should also consult their personal tax advisers as to the state, local and federal estate tax consequences of such transactions.

In the event that a participant is subject to the alternative minimum tax as a result of the exercise of an ISO, such participant may, with the approval of the Committee, provide for the payment of the additional income tax resulting from such exercise by delivering to the Company shares of Common Stock having a fair market value equal to the additional income tax, such fair market value to be credited to the participant’s income tax withholding account with the Company.

OUTSTANDING OPTIONS

As of the date of this Prospectus, no stock options had been granted under the 06 Plan.  The following table sets forth the date of grant, exercise price and expiration date of the options granted under the 95 Plan which were outstanding as of September 22, 2006.  The options granted on February 10, 1997 are exercisable in annual increments of 20%, commencing on that date.  The options granted on March 3, 1998, June 11, 1999 and after October 9, 2002, and two of the options granted on October 9, 2002, are exercisable in annual increments of 20%, commencing on the first anniversary of the date of grant.  The remaining options granted on October 9, 2002 are exercisable 60% on and after that date and the balance in annual increments of 20%.

Date of Grant	Exercise Price ($)	Expiration Date

February 10, 1997	7.28	February 9, 2007
March 3, 1998	8.10	March 2, 2008
June 11, 1999	7.00	June 10, 2009
October 9, 2002	5.86	October 8, 2012
March 5, 2004	8.06	March 4, 2014
March 4, 2005	8.25	March 3, 2015
April 1, 2005	9.30	March 31, 2015

SELLING SECURITYHOLDERS

The following table sets forth information as of September 22, 2006 concerning the current officers and directors of the Company who held or hold options granted under the 95 Plan or the 84 Plan.  Shares of Common Stock heretofore or hereafter acquired by such officers and directors through the exercise of options granted under the 06 Plan, the 95 Plan or the 84 Plan may be resold by them using this Prospectus.

Name	Position	Common Shares Owned	Percent of Class	Common Shares Optioned
William A. Bassett	Chairman of the Board, President and Chief Executive Officer	307,862	10.28	31,250

Michael K. Solomon	Vice President, Treasurer and Secretary	70,000	2.34	20,700
William A. Johnson	Controller	700	0.02	35,000

DESCRIPTION OF CAPITAL STOCK

Common Stock

The Company is authorized to issue up to 10,000,000 shares of Common Stock, par value $.20 per share, of which 4,628,053 were issued and 2,998,240 were issued and outstanding as of September 22, 2006.  All shares of Common Stock currently outstanding are, and all shares hereafter issued under and in accordance with the 06 Plan or 95 Plan will be, fully paid and nonassessable.  The Common Stock is listed and traded on the American Stock Exchange (Symbol: DII).  American Stock Transfer and Trust Company, New York, NY, is the transfer agent and registrar for the Common Stock.

The Common Stock has no preemptive rights and no redemption, sinking fund or conversion provisions.  All shares have one vote on any matter submitted to a vote of stockholders, except that the holders thereof have cumulative voting rights in the election of directors.  Holders of the Common Stock are entitled to receive dividends when and as declared by the Board out of funds legally available therefor.  Upon dissolution of the Company, the holders of the Common Stock will be entitled to share ratably in the assets remaining after the payment of indebtedness and other priority claims.

Special Provisions

The Company’s Articles of Incorporation require a two-thirds vote of the shareholders in order for the shareholders to (i) remove directors from office without cause, (ii) call a special meeting of the shareholders, (iii) amend the By-laws or (iv) amend the Articles of Incorporation, unless such amendment has been recommended by the Board.  The Articles also prohibit the payment of “greenmail” to a 10% shareholder who has held the shares for less than two years, unless the purchase is approved by the holders of a majority of the other shares outstanding.  The Company has not opted out of any of the antitakeover provisions of the Pennsylvania Business Corporation Law, except for subchapter 25E (Control Transactions).

The By-laws of the Company contain a provision that no director of the Company shall be personally liable for monetary damages for any action taken, or failure to take any action, unless the director has breached or failed to perform the statutory duties of his office and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.  The By-laws also provide that the Company shall indemnify each director, officer and employee of the Company against all liabilities and expenses incurred by him in connection with any threatened or pending claim or proceeding in which he may become involved by reason of his serving or having served in such position, except where the claim or proceeding arose from an act or failure to act which is determined by a court to have constituted willful misconduct or recklessness.  Insofar as such indemnification provision covers liabilities of officers and directors arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the Common Stock offered hereby has been passed upon for the Company by its counsel, Buchanan Ingersoll & Rooney PC, 20th Floor, One Oxford Centre, Pittsburgh, Pennsylvania 15219.  Terrance H. Murphy, a director of the Company, is a shareholder in that corporation.

EXPERTS

The balance sheets of the Company as of December 31, 2005 and January 1, 2005 and the related statements of earnings, stockholders’ equity and cash flows for each of the three fiscal years in the period ended December 31, 2005 appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 have been audited by Louis Plung & Company, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED HEREIN BY REFERENCE

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1 and July 1, 2006, filed with the Commission, are incorporated herein by reference.  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus, and prior to the filing of a post-effective amendment to the Registration Statement of which this Prospectus forms a part which indicates that all securities covered by this Prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.  The Company will provide without charge to each optionee to whom this Prospectus has been delivered, upon written or oral request, a copy of any and all of the documents incorporated herein by reference (not including exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents).  Requests for such documents should be directed to Michael K. Solomon, Vice President and Treasurer, Decorator Industries, Inc., 10011 Pines Boulevard, Pembroke Pines, Florida 33024, telephone number (954) 436-8909.

8

No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer contained herein, and if given or made, such information or representation not contained herein must not be relied upon as having been authorized by the Company.  This Prospectus does not constitute an offer of stock in any jurisdiction where such offer would be unlawful. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.

TABLE OF CONTENTS

Page

Available Information

2

The 2006 Incentive Stock Option Plan

3

Administration and Eligibility

3

Stock Option Grants

3

Exercise of Stock Options and Disposition

of Shares

4

Miscellaneous Provisions

5

The 1995 Incentive Stock Option Plan

5

The 1984 Incentive Stock Option Plan

6

Certain Federal Income Tax Consequences

6

Outstanding Options

6

Selling Securityholders

7

Description of Capital Stock

7

Common Stock

7

Special Provisions

8

Legal Matters

8

Experts

8

Documents Incorporated Herein by Reference

DECORATOR INDUSTRIES, INC. 2006 Incentive Stock Option Plan 1995 Incentive Stock Option Plan 1984 Incentive Stock Option Plan ______________ PROSPECTUS ______________ October ____, 2006

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

Included in “Documents Incorporated Herein By Reference” and “Description of Capital Stock” in the Prospectus.

Item 4.

Description of Securities.

Not Applicable

Item 5.

Interests of Named Experts and Counsel.

Included in “Legal Matters” in the Prospectus.

Item 6. Indemnification of Directors and Officers.

Included in “Description of Capital Stock - Special Provisions” in the Prospectus.

Item 7.

Exemption From Registration Claimed.

No “restricted” securities will be reoffered or resold.

Item 8. Exhibits.

The following exhibits are filed as part of this registration statement:

5B

Opinion and consent of Buchanan Ingersoll & Rooney PC, filed herewith.

10K.1

1984 Incentive Stock Option Plan as amended, filed as Exhibit 10K.1 to Form 10-Q for the quarter ended October 3, 1987 and incorporated herein by reference.

10U.3

1995 Incentive Stock Option Plan, as amended, filed as Exhibit 10U.3 to Form 10-Q for the quarter ended July 3, 2004 and incorporated herein by reference.

10BB

2006 Incentive Stock Option Plan, filed as Exhibit 10BB to Form 10-Q for the quarter ended July 1, 2006 and incorporated herein by reference.

23F

Consent of Independent Auditors, filed herewith.

Item 9. Undertakings.

The registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  The registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions set forth in “Description of Capital Stock - Special Provisions” in the Prospectus, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The registrant undertakes to deliver or cause to be delivered with the prospectus to each optionee to whom the prospectus is sent or given a copy of the registrant’s annual report to shareholders for its last fiscal year, unless such optionee otherwise has received a copy of such report. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such optionee. The registrant further undertakes to transmit or cause to be transmitted to all persons participating in the 06 Plan or 95 Plan, who do not otherwise receive such material as shareholders of the registrant, at the time and in the manner such material is sent to its shareholders, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke Pines, Florida, on September 29, 2006.

DECORATOR INDUSTRIES, INC.
(Registrant)

By:	/s/ William A. Bassett
William A. Bassett
Chairman of the Board

_______________________

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints William A. Bassett and Michael K. Solomon, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933.

_______________________

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William A. Bassett William A. Bassett	Chairman of the Board, President and Chief Executive Officer	September 29, 2006
/s/ Michael K. Solomon Michael K. Solomon	Vice President and Treasurer (Principal Financial and Accounting Officer)	October 16, 2006
/s/ Joseph N. Ellis Joseph N. Ellis	Director	September 26, 2006
/s/ Ellen Downey Ellen Downey	Director	September 27, 2006
/s/ Thomas L. Dusthimer Thomas L. Dusthimer	Director	October 13, 2006
/s/ William C. Dixon William C. Dixon	Director	September 27, 2006
/s/ Terrence H. Murphy Terrence H. Murphy	Director	October 11, 2006

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